EXHIBIT 10(xl)







                             CONSULTING AGREEMENT

                                    BETWEEN

                       JOHN KEAN, CHAIRMAN OF THE BOARD

                                      AND

                                NUI CORPORATION



                            DATED:  MARCH 24, 1995


                         AS AMENDED NOVEMBER 28, 1995


                               TABLE OF CONTENTS

   Section                  Subject

                            Preamble

        1                   Retention
        2                   Position and Duties
        3                   Place of Performance
        4                   Compensation and Benefits
        5                   Unauthorized Disclosure
        6                   Termination
        7                   Compensation Upon Termination
        8                   Successors; Binding Agreement
        9                   Notices
        10                  Miscellaneous
        11                  Validity
        12                  Counterparts
        13                  Arbitration
        14                  Construction
        15                  Captions
        16                  Entire Agreement
                            Signatures


             CONSULTING AGREEMENT made this 24th day of March 1995 by and between NUI CORPORATION, a New Jersey corporation (the "Company"), a multi-state natural gas distribution company with offices located in Bedminster, New Jersey and John Kean (the "Consultant"), an individual residing in Vero Beach, Florida.

                                  WITNESSETH

        WHEREAS, the Consultant has been employed by the Company for more than thirty nine (39) years and is currently its Chief Executive Officer; and

        WHEREAS, the Consultant possesses an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel and projects; and

        WHEREAS, the Company considers the stability and continuity of its management to be essential for the protection and enhancement of the best interests of the Company and the Company's shareholders; and

        WHEREAS, the Board of Directors of the Company (the "Board") has determined that the Consultant's contribution to the Company has been substantial and desires to assure the Company of the Consultant's continued help and assistance and to compensate him therefor; and

        WHEREAS, the Consultant is willing to serve the Company as Chairman of the Board and to perform the other duties hereinafter set forth during such periods and on such terms and conditions as are required to perform the duties thereof;

        NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, it is agreed as follows:

        1. RETENTION. The Company hereby agrees to retain the Consultant as a consultant and the Consultant hereby agrees to serve the Company on the terms and conditions set forth herein for a period commencing on April 1, 1995 (the "Effective Date") and expiring on March 31, 1998 (unless extended or sooner terminated as hereinafter set forth).

        2. POSITION AND DUTIES. The Consultant shall serve as Chairman of the Board as long as Consultant shall be elected to the Board. The Consultant shall report directly to the Board. The Consultant shall serve as Chairman of the Board during the term of the Consultant's contract and shall have such other powers and duties as may from time to time be prescribed by the Board, provided that such duties are consistent with the Consultant's position. Subject to Paragraph 4(e), the Consultant shall devote sufficient time and effort to perform the duties assigned by the Company and or the Board. With the prior consent of the Consultant, the Consultant also shall serve, if elected or appointed thereto, as a director of any of the Company's subsidiary affiliates or divisions.

        3.   PLACE OF PERFORMANCE

             During the term of the Consultant's contract, the Company shall maintain an office for the Consultant in the Company's Southern Division and shall make an office available for the Consultant at the principal executive headquarters of the Company in Bedminster, New Jersey. The Company shall not, without the written consent of the Consultant, relocate or transfer the Consultant's office.


        4.   COMPENSATION AND BENEFITS

             During the term of the Consultant's contract:

             (a) Annual Fee. The Consultant shall receive an annual fee at the rate of at least $150,000 or at such greater rate as the Board shall from time to time determine (the "Annual Fee") payable in substantially equal monthly installments on the 15th day of each month. Any increase in this Annual Fee or other compensation shall in no way limit or reduce any other obligation of the Company hereunder and, once established at an increased specified rate, the Annual Fee hereunder shall not thereafter be reduced.

             (b) Other Compensation. The Board may from time to time, in its sole discretion, award the Consultant such other compensation as it deems appropriate.

             (c) Expenses. The Company shall promptly pay (or reimburse the Consultant for) all reasonable expenses incurred by him in the performance of his duties hereunder. The Company shall provide the Consultant with the same vehicular transportation provided to the Consultant during the period that he served as Chief Executive Officer of the Company.

             (d) Benefit Plans and Arrangements. The Consultant shall be entitled to participate in or receive benefits under the health and medical plans of the Company in effect from time to time (including any health or medical plans made available to executives and key management employees) and the $500,000 life insurance policy which was in effect upon the Consultant's retirement from the Company shall be continued. The Company agrees that it will not make any changes in such plans, or arrangements, which would affect the Consultant's rights or benefits whereunder in a manner inconsistent with the treatment of the Company's executives and key management employees. The Board may permit the Consultant to participate in or receive benefits under any benefit plan made available by the Company in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. No amount paid to the Consultant under any benefit plan, or arrangement, presently in effect or made available in the future, shall be deemed to be in lieu of compensation to the Consultant hereunder.

             (e) Monthly Availability. In the performance of his duties under the Contract, the Consultant shall make himself available to the Company on a mutually convenient basis for up to 110 hours in any calendar month.

             (f) Working Facilities. The Consultant shall be furnished with a private office, stenographic and other necessary secretarial assistance and such other facilities, amenities and services as are appropriate for Consultant's position as Chairman of the Board and adequate for the performance of his duties hereunder.

             (g) Extension. Notwithstanding anything to the contrary herein contained, in the event of a "Change in Control" (as hereinafter defined) of the Company: (i) the term of this Agreement shall be extended for a period of three years from the date of such Change in Control; and (ii) Consultant shall be compensated and shall receive the benefits provided in this Section 4.


        5. UNAUTHORIZED DISCLOSURE. During the period of this contract, the Consultant shall not, except as required by any court, supervisory authority or administrative agency, without the written consent of the Board or a person authorized thereby, disclose to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Consultant of his duties as Chairman of the Board, any confidential information obtained by him while in the employ of the Company prior to this contract or during the term hereof, provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Consultant). In addition, for two years following the termination of employment hereunder, the Consultant shall not disclose any confidential information of the type described above except as required by any court, supervisory authority or administrative agency or with the consent of the Board, which shall not be unreasonably withheld.

        6.   TERMINATION.

             (a) Death. The agreement shall terminate upon the death of the Consultant. For purposes of this Agreement, the death of the Consultant shall be treated as termination of the contract by the Consultant.

             (b) Disability. If, as a result of Consultant's incapacity due to physical or mental illness, the Consultant shall be unable to perform his duties hereunder for six consecutive months and, within 30 days after written Notice of Termination is given, shall not have returned to the performance of his duties hereunder, the Company may terminate the Consultant's contract.

             (c) Cause. The Company may terminate the Consultant's contract for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate the Consultant's contract hereunder upon
   (i) the willful failure by the Consultant to substantially perform his duties under Paragraph 5 hereof or (ii) the willful engaging by the Consultant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, including, but not limited to, personal dishonesty, incompetence, misconduct, breach of fiduciary duty involving personal profit, or violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order (other than any such failure resulting from his incapacity due to physical or mental illness, or any such actual or anticipated failure after the issuance of a Notice of Termination by the Consultant for Good Reason, as such terms are defined in Subparagraphs 6(e) and 6(d) hereof, respectively). For purposes of this Paragraph, no act, or failure to act, on the Consultant's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Consultant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Consultant a certified copy of a resolution, duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Consultant and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Consultant was guilty of conduct set forth above in clause (i) or (ii) of this Subparagraph 6(c), and specifying the particulars thereof in detail.


             (d) Termination by the Consultant. The Consultant may terminate his contract hereunder (i) for Good Reason, (ii) if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, or (iii) at any time by giving thirty (30) days' written notice to the Company of his intention to terminate. For purposes of this Agreement, "Good Reason" shall mean, after a Change in Control (as hereinafter defined) of the Company: (A) any assignment to the Consultant of any duties other than those contemplated by, or any limitation of the powers of the Consultant in any respect not contemplated by, Paragraph 2 hereof, (B) any removal of the Consultant from or any failure to re-elect the Consultant in any positions indicated in Paragraph 2 hereof, except in connection with termination of the Consultant's contract for Cause, disability, or by the Consultant other than for Good Reason, or as a result of the Consultant's death,
   (C) any failure by the Company to comply with Sector's 3 or 4 hereof, or
   (D) failure of the Company to obtain the assumption of the agreement to perform this Agreement by any successor as contemplated in Paragraph 8 hereof.

             (e) Notice of Termination. Any termination by the Company pursuant to subsection (b) or (c), above, or by the Consultant pursuant to subsection (d) above, shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Consultant's contract under the provision so indicated. For the purposes of this Agreement, no such termination shall be effective without such Notice of Termination.

             (f) Date of Termination. "Date of Termination" shall mean (i) if the Consultant's contract is terminated by death, the date of his death, (ii) if the Consultant's contract is terminated pursuant to Subparagraph (b) above, 30 days after Notice of Termination is given (provided that the Consultant shall not have returned to the performance of his duties during such 30-day period), (iii) if the Consultant's contract is terminated pursuant to Subparagraph (c) or (d), above, the date specified in the Notice of Termination, and (iv) if the Consultant's contract is terminated for any other reason, the date on which a Notice of Termination is given; provided, however, that in the case of a termination pursuant to clause (iv), if within 60 days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning that termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgement, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected). For the purposes hereof, if a Notice of Termination is given during the term of this Agreement, the Date of Termination shall be treated as having occurred during such term, notwithstanding the resolution of any dispute after the conclusion of such term.

             (g) Continued Retention; Nonwaiver. The continuation of the Consultant's contract during the term of this Agreement, and subsequent to an event constituting Good Reason hereunder, shall not constitute consent to such event or a waiver of any rights the Consultant may have under this Agreement.


             (i) For purposes of this Agreement, a "Change in Control" shall mean, unless the Board otherwise directs by resolution approved by a three-fourths vote of the entire membership thereof adopted prior thereto, (ii) a Change in Control of the Company occurring after the date hereof of a nature that would be reported by the Company as a Change in Control in response to Item 1(a) of a Current Report on Form 8-K pursuant to the Securities and Exchange Act of 1934 ("Exchange Act"), as in effect on the date hereof; or (iii) if any person or entity acquires conclusive or rebuttable control of the Company, (iv) any "person" (as that term is used in Sections 13(d) and 14(d) (2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as that term is used is Section 13(d) of the Exchange Act), directly or indirectly, of 25 percent or more of the capital stock entitled to vote in the election of directors of the Company or their successors ("Voting Stock"); or (v) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason, other the death, disability or any mandatory retirement policy applicable to Incumbent Board members, to constitute at least a majority thereof provided, however, that any person becoming a director of the Company after the beginning of such period whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board shall for the purposes hereof, be considered as though such person were a member of the Incumbent Board; or (vi) there shall occur the sale of all or substantially all of the assets of the Company. No merger, consolidation, combination or corporate reorganization in which the owners of the Voting Stock prior to said merger, consolidation, combination or corporate reorganization own 75 percent or more of the resulting entity's Voting Stock shall be considered a Change in Control for the purposes of this Agreement, nor shall any purchases or contributions of Voting Stock made to, by or on behalf of the Employee Stock Ownership Plan, the Profit-Sharing Plan (401K) or any grantor trust established by the Company in connection with any of its excess benefit or deferred compensation plans, constitute a Change in Control for purposes of this Agreement. Notwithstanding anything in the foregoing to the contrary, no Change in Control of the employer shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction or series of transactions which results in the Consultant, or any group (other than the group consisting of all shareholders of the Company), or other organization of persons related to, including or acting in concert with the Consultant, acquiring, directly or indirectly, control of the Company.

        7.   COMPENSATION UPON TERMINATION.

             (a) Death. If the Consultant's contract shall be terminated by reason of the Consultant's death, the Company shall pay, within 90 days thereof, to the Consultant's estate, as a lump sum, an amount equal to the Annual Fee through the end of the month in which such death shall have occurred, not yet paid through the date of the Consultant's death. This amount shall be exclusive of and in addition to any payments the Consultant's widow, beneficiaries or estate may be entitled to receive (whether in his capacity as a former employee of the Company or pursuant to this contract) pursuant to any pension, employee benefit plan or life insurance policy or program maintained by the Company.

             (b) Disability. During any period that the Consultant fails to perform his duties hereunder as a result of incapacity due to


   physical or mental illness, the Consultant shall continue to receive his full Annual Fee until the Consultant's contract is terminated pursuant to Paragraph 6(b) hereof, or until Consultant terminates his contract pursuant to paragraph 6(d) (ii) hereof, whichever first occurs. After termination, the Consultant shall be paid 100 percent of his Annual Fee at the rate then in effect for one year and thereafter an annual amount equal to 75 percent of his Annual Fee at the rate then in effect less, in each case, any disability payments otherwise payable by or pursuant to plans provided by the Company and actually paid to the Consultant (but not less than an aggregate annual amount of $100,000) in substantially equal monthly installments until the first to occur of the expiration of the term hereof, or the Consultant's death.

             (c) Cause. If the Consultant's contract shall be terminated for Cause the Company shall pay the Consultant his full Annual Fee through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligation to the Consultant under this Agreement.

             (d) Other. if the Company shall terminate the Consultants's contract other than pursuant to Paragraph 6(b) or (c) hereof or if the Consultant shall terminate his contract for Good Reason, then:

             (i) the Company shall pay to the Consultant in a single lump sum on the 30th day following the Date of Termination or, at the Consultant's election, provided such election is made by written notice to the Company at least 90 days prior to the Date of Termination, in substantially equal monthly installments over 36 months:

        (A) his full Annual Fee through the Date of Termination at the rate in effect at the time the Notice of Termination was given.

        (B) an amount equal to all payments which would otherwise be payable to Consultant from the Date of Termination through the termination of this Consulting Agreement (as set forth in Section 1) as if Consultant had remained a consultant through the expiration of the Consulting Agreement.

        (C) In the event that any payments made to the Consultant under this Agreement or otherwise ("Payments") are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code ("Code") ("Excise
   Tax"), then the Company shall pay the Consultant an additional amount
   ("Gross Up") such that the net amount retained by the Consultant after deduction of any Excise Tax on the Payments (prior to the payment of any Excise Tax) and any Federal, State and local income taxes and Excise Tax upon the Payments (after the payment of any Excise Tax) shall be equal to the Payments (prior to the payment of any Excise Tax). For purposes of determining the amount of the Gross Up, the Consultant shall be deemed to pay Federal, State and local income taxes at the highest marginal rate of taxation in the calendar year in which the Payment is to be made. State and local income taxes shall be determined based upon the state and locality of the Consultant's domicile on the Date of Termination. The determination of whether such Excise Tax is payable and the amount thereof shall be based upon the opinion of tax counsel selected by the Company and reasonably acceptable to the Consultant. If such opinion is not finally accepted by the Internal Revenue Service upon audit, then appropriate adjustments shall be computed (without interest but with Gross Up, if applicable) by such tax counsel based upon the final amount of the Excise Tax so determined. The amount shall be paid by the appropriate party in one lump cash sum within 30 days of


   such computation; and

             (ii) The Company shall maintain in full force and effect for the continued benefit of the Consultant for the full term of this Agreement all employee benefit plans and programs in which the Consultant was entitled to participate immediately prior to the date Notice of Termination was given, including, without limitation, life, disability, accident and health insurance plans or policies, provided that the Consultant's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Consultant's participation in any such plans or programs is prohibited by operation of law or by the terms of such plans or programs as in effect immediately preceding the date Notice of Termination is given, the Company shall arrange to provide the Consultant with benefits substantially similar to those provided under such plans and programs. Except for any insurance policy purchased by the Company in accordance with Subparagraph (v) below or used by the employer to fund its excess benefit and deferred compensation plans under any grantor trust arrangement, at the end of the period of coverage, the Consultant shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Company and relating specifically to the Consultant; and

             (iii) The Company shall continue to fund or pay the premiums applicable to the Consultant for any executive life insurance policy, death benefit contract or agreement in effect on the date immediately preceding the date Notice of Termination was given through the term of this Agreement. In the alternative, the Company may pay a single premium sufficient to fund the policy until the term of this Agreement shall have expired. Nothing contained in this Subparagraph (v) shall entitle the Consultant or his estate to death benefits or life insurance proceeds under any such executive life insurance policy, death benefit contract or agreement other than as may be provided under such policy, contract or agreement; and

             (iv) There shall be no requirement that the Consultant mitigate the amount of any payment provided for in this Paragraph 7 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Paragraph 7 be reduced by any compensation earned by the Consultant or benefits, including retirement benefits, as the result of employment by any other employer after the Date of Termination or otherwise; and

             (v) The Company shall reimburse Consultant for all legal fees and expenses incurred by him as a result of termination hereunder (including all such fees and expenses, if any, incurred in contesting or disputing any such termination, in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of
   Section 4999 of the Code to any payment or benefit hereunder); provided, that the Company shall only be obligated to so reimburse the Consultant if the Consultant is successful in the legal actions or other proceedings in which such fees and expenses were incurred.
   Reimbursement of such fees and expenses shall be made by the Company at the conclusion of the legal action or proceedings upon the Consultant's presentation to the Company of a statement of such fees and expenses prepared by Consultant's counsel under standard and customary methods; and

             (vi) should the Consultant elect to receive payments hereunder


   in installments over 36 months, the amount of the outstanding obligation shall be credited with interest on a monthly basis at a rate equal to the then current rate for one-year insured certificates of deposit at Citibank.

        8.   SUCCESSORS; BINDING AGREEMENT

             (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company by agreement in form and substance reasonably satisfactory to the Consultant, to expressly, absolutely and unconditionally assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Any such assumption shall not relieve Company of any of its obligations hereunder. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall constitute Good Reason for termination of the contract by the Consultant. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Paragraph 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

             (b) This Agreement and all rights of the Consultant hereunder shall inure to the benefit of and be enforceable by the Consultant's personal or legal representatives, executors, administrators, successors, heirs, distributee, devisee and legatees. If the Consultant should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Consultant's devisee, legatee, or other designee or, if there be no such designee, to the Consultant's estate.

             9. NOTICES. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

   If to the Consultant:

                       John Kean
                       176 North Shore Point
                       Vero Beach, FL  32963

   If to the Company:

                       NUI Corporation
                       550 Route 202-206
                       P.O. Box 760
                       Bedminster, NJ  07921
                       Attention:  Corporate Secretary

   or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

             10. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or


   discharge is agreed to in writing signed by the Consultant and such officer as may be designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. It is intended that the benefits payable hereunder shall be considered paid to the Consultant for past services to the Company and continuing services from the date hereof. Any payment provided for hereunder shall be paid net of any applicable income tax withholding required under Federal, State or local laws.

             11. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Notwithstanding the termination of this Agreement, the parties shall be required to comply with any provisions hereof which contemplate compliance by one or both parties subsequent to such termination; and such termination shall not affect any liability or other obligation which shall have accrued prior to such termination.

             12. COUNTERPARTS. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

             13. ARBITRATION. Any dispute or controversy arising or in connection with this Agreement shall be settled exclusively by arbitration in the State of New Jersey in accordance with the rules of the American Arbitration Association then in effect. Notwithstanding the pendency of any such dispute or controversy, the Company will, to the extent provided in subparagraph 6(f) & (g), continue to pay the Consultant's full compensation in effect when the Notice giving rise to the dispute was given (including, but not limited to, the Annual Fee) and, to the extent permitted by law, continue Consultant as a participant in all benefit and insurance plans in which the Consultant was participating when the Notice giving rise to the dispute was given, until the dispute is finally resolved. Amounts paid under this paragraph are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction.

             14. CONSTRUCTION. The validity, interpretation, construction and performance of this Agreement shall be governed by the substantive laws of the State of New Jersey. The Consultant hereby submits and consents to the exclusive jurisdiction of the State and Federal courts of New Jersey in connection with all lawsuits arising out of this Agreement.

             15. CAPTIONS. The paragraph captions in this Agreement are for convenience of reference only and do not define, limit or describe the scope or intent of this Agreement or any part hereof and shall not be considered in any construction hereof.

             16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement, and supersedes all prior agreements and undertakings, both


   written and oral, between the parties with respect to the subject matter hereof.

   IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

   Attest:                            NUI Corporation



   By /S/ JOSEPH P. COUGHLIN          /S/ RICHARD J. O'NEILL
          Corporate Secretary

                                      /S/ JOHN KEAN


   DISTRIBUTION ELECTION


   I hereby revoke all prior distribution elections under this Agreement. All amounts payable to me in accordance with Paragraph 7(d) of this Agreement shall be payable as follows (initial only one item):


        X    in a single lump sum payment;


             in substantially equal monthly installments over 36 months.



   Dated:  March 29, 1995


                                      Signature

                                      /S/ JOHN KEAN